UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2025

Onconetix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Onconetix, Inc. (the “Company”) held a meeting to review and approve certain executive compensation matters.

At the meeting, the Committee approved a bonus of $45,000 for Karina Fedasz in recognition of her service as the Company’s Interim Chief Executive Officer during the year 2025. This bonus is to be paid in January 2026.

Additionally, the Committee approved an increase in Ms. Fedasz’s base compensation relating to her services as Interim Chief Executive Officer by $5,000 per month, effective January 1, 2026.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 5, 2025, the Company held its 2025 annual meeting of stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting were:

(1)	the re-election of Thomas Meier and election of Sarah Romano (the “Director Nominees”) to serve as Class I directors on the Board for a three-year term that expires at the 2028 Annual Meeting of Stockholders, or until their successors are elected and qualified (the “Director Election Proposal”);

(2)	the approval, in accordance with Nasdaq Listing Rule 5635, the issuance of up to 4,424,080 shares of the Company’s Common Stock, par value $0.00001 par value (“Common Stock”) subject to adjustment, upon conversion of the Company’s Series D Preferred Stock, par value $0.00001 per share (“Series D Preferred Stock”) and up to 4,362,827 shares of Common Stock, subject to adjustment, upon the exercise of certain warrants (the “Series D Warrants”) issued to certain investors in a private placement transactions which closed on September 22, 2025 (the “Series D PIPE Proposal”);

(3)	the approval, in accordance with Nasdaq Listing Rule 5635, the issuance of up to 2,025,223 shares of the Company’s Common Stock, subject to adjustment, upon conversion of the Company’s Series E Preferred Stock, par value $0.00001 per share (“Series E Preferred Stock”) and up to 2,025,223 shares of Common Stock, subject to adjustment, upon the exercise of certain warrants (the “Series E Warrants”) issued to certain investors in a private placement transactions which closed on October 1, 2025 (the “Series E PIPE Proposal”);

(4)	the ratification of the appointment by the Board of MaloneBailey, LLP (“MaloneBailey”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Auditor Ratification Proposal”); and

(5)	the approval of the adjournment of the Annual Meeting if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve any one or more of the foregoing proposals (the “Adjournment Proposal”).

At the Annual Meeting, all of the matters voted on were approved, based upon an aggregate of 1,555,010 shares of Common Stock outstanding as of October 21, 2025, the record date for the Annual Meeting. The final voting results were as follows:

1. Director Election Proposal

The votes were cast for this matter as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Thomas Meier	323,739	4,959	325,419
Sarah Romano	320,886	7,812	325,419

2. The Series D PIPE Proposal.

The votes were cast for this matter as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
316,346	12,288	64	325,419

3. The Series E PIPE Proposal.

The votes were cast for this matter as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
316,344	12,290	64	325,419

4. The Auditor Ratification Proposal.

The votes were cast for this matter as follows:

Votes For	Votes Against	Abstentions
588,242	63,447	2,428

5. The Adjournment Proposal.

The votes were cast for this matter as follows:

Votes For	Votes Against	Abstentions
579,157	78,873	1,087

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed or furnished, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

December 10, 2025	By:	/s/ Karina M. Fedasz
	Name:	Karina M. Fedasz
	Title:	Interim Chief Executive Officer and Interim Chief Financial Officer

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